Exhibit 10.22

Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT and ASSUMPTION AGREEMENT, dated as of July 1, 2021 (this “Agreement”) is entered into between AvePoint Operations, Inc. (f/k/a AvePoint, Inc.), a Delaware corporation (the “Assignor”), and AvePoint US, LLC (f/k/a Athena Technology Merger Sub 2, LLC), a Delaware limited liability company (the “Assignee”), and consented to by HSBC Ventures USA Inc. (together with its successors and permitted assigns, the “Bank”).

W I T N E S S E T H:

WHEREAS, the Assignor has entered into that certain Loan and Security Agreement, dated as of April 7, 2020 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including as amended by that certain Limited Consent and First Amendment to Loan and Security Agreement, dated as of the date hereof (the “First Amendment”), the “LSA”), among the Assignor, as the Borrower, the other Loan Parties party thereto, the Bank and certain other parties party thereto from time to time;

WHEREAS, pursuant to the Combination Agreement (as defined in the First Amendment), the Assignor shall merge with and into the Assignee, with the Assignee as the surviving entity and as a result of which, the Assignee shall assume all rights and obligations of the Assignor by operation of law, including such rights and obligations of Assignor as the “Borrower” under the LSA and the other Loan Documents; and

WHEREAS, the Assignor wishes to assign, transfer and convey to the Assignee all of the Assignor’s rights as the “Borrower” under, and the Assignee wishes to assume from the Assignor all of the Assignor’s obligations and liabilities as “Borrower” under, the LSA and the other Loan Documents (as each of such terms is defined in the LSA).

NOW, THEREFORE, the parties hereto hereby agree as follows:

I. Defined Terms. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the LSA.

II.	Assignment and Assumption.

1. Assignment of Rights and Obligations. At the time the Second Certificate of Merger (as defined in the Combination Agreement) is duly filed with the Secretary of State of Delaware and the Second Merger (as defined in the Combination Agreement) becomes effective (the “Effective Time”), the Assignor hereby reaffirms and ratifies the validity and enforceability of all of the Liens and security interests heretofore granted and pledged pursuant to the Loan Documents to the Bank as collateral security for the Obligations and irrevocably assigns, transfers and conveys to the Assignee all of the Assignor’s rights, indebtedness, Obligations (including, without limitation, all Obligations in respect of the Advances), covenants, agreements, terms, conditions, duties and liabilities as the “Borrower” and a “Loan Party” under or with respect to the LSA, any of the other Loan Documents and any and all certificates and other documents executed by the Assignor in connection therewith (collectively, the “Assumed Obligations”).

2. Assumption of Agreements and Obligations. Effective as of the Effective Time and the execution by the Assignee of this Agreement, the Assignee hereby (a) expressly assumes, confirms and agrees to perform and observe all of the Assumed Obligations as the “Borrower” or a “Loan Party” under and with respect to the LSA, any of the other Loan Documents and any and all certificates and other documents executed by the Assignor in connection therewith as fully as if the Assignee were originally the “Borrower” or a “Loan Party” in respect thereof and the signatory thereto, (b) reaffirms and ratifies its grant and pledge to Bank of a security interest in the Collateral to secure prompt repayment of any and all Obligations and prompt performance by it of each of its covenants and duties under the Loan Documents, and the validity and enforceability of all of the Liens and security interests heretofore granted and pledged pursuant to the Loan Documents to the Bank as collateral security for the Obligations and (c) acknowledges that all of such Liens and security interests, and all Collateral heretofore granted, pledged or otherwise created as security for the Obligations continue to be and remain collateral security for the Obligations from and after the date hereof. The Assignee shall become a party to each Loan Document to which the Assignor is a party by its execution of this Agreement, to the extent the Assignee is not already party to such Loan Document.

3. Representation and Warranties. To induce the Bank to consent to the assignment and assumption provided for herein, the Assignee hereby represents and warrants that the representations and warranties made by the Assignee as the “Borrower” or a “Loan Party” under the Loan Documents are true and correct, and that the representations and warranties made by the Assignor as the “Borrower” or a “Loan Party” under the Loan Documents are, as to the Assignee, (i) with respect to representations and warranties that contain a materiality qualification, true and correct (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all respects as of such earlier date) and (ii) with respect to representations and warranties that do not contain a materiality qualification, are true and correct in all material respects (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date).

III.	General.

1. Due Execution and Delivery; Enforceability. Each of Assignor and Assignee represents and warrants that the execution, delivery, and performance of this Agreement are within the Assignor or Assignee’s powers, as applicable, have been duly authorized, and (a) are not in conflict with nor constitute a breach of any provision contained in the Assignor or Assignee’s Operating Documents, as applicable, (b) do not contravene, conflict with, constitute a default under or violate any material requirement of applicable law, (c) do not contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority in the United States by which the Assignor or Assignee or any of their property or assets, as applicable, may be bound or affected, (d) do not require any action by, filing, registration, or qualification with, or approval from, any Governmental Authority in the United States (except such approvals which have already been obtained and are in full force and effect), and (e) do not constitute an event of default under any material agreement by which the Assignor or Assignee, as applicable, is bound. Neither the Assignor nor the Assignee is in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect. This Agreement has been duly executed and delivered by each of the Assignor and the Assignee. This Agreement constitutes a legal, valid and binding obligation of each of the Assignor and the Assignee, enforceable against each of the Assignor and Assignee in accordance with its terms.

2. No Amendments; Confirmation. Each Loan Document is hereby deemed to be amended to the extent, but only to the extent, necessary for Assignee to become a party thereunder and to effect the assignment and assumption provided for hereby. Except as expressly amended, modified and supplemented hereby, the provisions of the LSA and the other Loan Documents are and shall remain in full force and effect.

3. Further Assurances; Notices. Each of Assignor and the Assignee agrees to execute such further documents and to do such further things as the Bank may reasonably request in order to more fully effect this Agreement and the transactions contemplated hereby. The address for notices for the Assignee given pursuant to the LSA and the other Loan Documents shall be as set forth below:

c/o AvePoint, Inc.

Riverfront Plaza West

901 East Byrd Street, 9th Floor

Richmond, VA 23219

Attn: General Counsel

Email: legal@avepoint.com

4. Miscellaneous. Except as otherwise expressly set forth herein, nothing in this Agreement shall be deemed to constitute an amendment, modification or waiver of any provision of the LSA nor shall anything contained herein be deemed to imply any willingness of the Bank to agree to, or otherwise prejudice any rights of the Bank with respect to, any similar amendments, consents, waivers or agreements that may be requested for any future period, and this Agreement shall not be construed as a waiver of any other provision of the Loan Documents or to permit any Loan Party to take any other action which is prohibited by the terms of the LSA or the other Loan Documents. Each reference in the LSA or any other Loan Document to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Agreement or any other Loan Document shall mean and refer to such agreement as supplemented by this Amendment. This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. This Agreement and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) arising out of or relating thereto and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law principles except Title 14 of Article 5 of the New York General Obligations law. The words “execution,” “signed,” “signature” and words of like import in this Agreement or any other document executed in connection herewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

AVEPOINT OPERATIONS, INC. (f/k/a AvePoint, Inc.), a Delaware corporation, as Assignor

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Chief Operating Officer and General Counsel

AVEPOINT US, LLC (f/k/a Athena Technology Merger Sub 2, LLC), a Delaware limited liability company, as Assignee

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Chief Operating Officer and General Counsel

[Signature Page to Assignment and Assumption Agreement]

Accepted and agreed to:

HSBC VENTURES USA INC.,

By:	/s/ Prasant Chunduru
Name: Prasant Chunduru
Title: SVP, Head of Venture Debt

[Signature Page to Assignment and Assumption Agreement]

INTERNAL